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                                                                  EXHIBIT 10.13

                             SECURED PROMISSORY NOTE

$100,000                                                           May 25, 2001

                  FOR VALUE RECEIVED, Brendan Keating, with an address at Two Garden Place, Chatham, New Jersey 07928 ("Payor"), promises to pay to the order of Vestcom International, Inc., a New Jersey corporation ("Holder"), the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) according to the following terms and conditions:

                  Section 1. Maturity Date. Unless the indebtedness represented by this Secured Promissory Note ("Note") is forgiven pursuant to Section 4 hereof, the principal balance of this Note shall be payable in full on May 25, 2004 (the "Maturity Date").

                  Section 2. Interest Rate; Adjustments. Interest shall accrue on the unpaid principal balance hereof from the date hereof at an annual rate equal to 4.25%, representing the short-term Applicable Federal Rate (with annual compounding) under Section 1274(d) of the Internal Revenue Code of 1986, as amended. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed.

                  Section 3. Interest Payments. Interest accrued on the unpaid principal balance hereof shall be paid in three annual installments, beginning on the first anniversary date of this Note and ending on the Maturity Date, or such earlier time that the entire principal balance of this Note shall be payable hereunder.

                  Section 4. Forgiveness of Indebtedness. If (i) the Payor has been in the continuous full time employment of the Holder from the date of this Note through the Maturity Date, (ii) a change in control, as defined in the Payor's Change in Control Agreement, dated January 1, 1999, as amended, with the Holder (the "CIC Agreement"), of the Holder occurs, or (iii) the Payor's employment with the Holder is terminated by the Holder without cause (as defined in the CIC Agreement) prior to the Maturity Date, then the Holder shall forgive the full principal amount of this Note and all interest due or paid hereunder, such forgiveness to be effective as of the Maturity Date, upon the consummation of a change in control, or upon termination of the Payor's employment without cause (as defined in the CIC Agreement), as the case may be. In the event this indebtedness is forgiven pursuant to clauses (i), (ii) or (iii) of the preceding sentence:

                  4.1 Payor shall not be required to pay to Holder (a) any principal amount or (b) any interest that would otherwise be due and payable hereunder;

                  4.2. The amount of all interest payments that were previously made hereunder by Payor to Holder shall be promptly refunded to Payor in one lump sum payment, without interest; and

                  4.3 Payor shall be permitted to retain all of the Shares (as defined in Section 6 below).

                  Section 5. Place and Manner of Payment. Payments under this Note are to be made in United States currency to Holder at 5 Henderson Drive, West Caldwell, New Jersey 07006 or at such other location designated in writing by Holder from time to time.


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                  Section 6. Use of Proceeds and Security for Note. The entire principal amount of this Note shall be used by Payor to purchase shares of Holder's Common Stock. All of the shares of Holder's Common Stock purchased by Payor with such principal amount are referred to as the "Shares". This Note shall be funded by Holder in full on the date of this Note indicated above, which shall also be the date of the first Share purchase by Payor. Payor is required to purchase additional shares of Holder's Common Stock with the remainder of the funds, if any, within ninety (90) days after the initial funding. As collateral security for the Note and Payor's other obligations arising hereunder, Payor hereby pledges to Holder all of his right, title and interest in and to all of such Shares, and agrees to deliver to Holder promptly upon their purchase, stock certificates representing the Shares and duly endorsed stock powers in blank.

                  Section 7. Events of Default; Remedies. If any of the following events (each, an "Event of Default") shall occur:

                  (a) Payor shall fail to make any payment due under this Note within ten (10) days after the date such payment is due;

                  (b) Payor shall at any time default in the observance or performance of any agreement contained herein and in any such case such default shall continue unremedied for a period of five (5) days after notice to Payor;

                  (c) Payor's employment with Holder shall be terminated for "cause" (as defined in the CIC Agreement);

                  (d) Payor voluntarily terminates his employment with Holder;
or

                  (e) Payor shall apply for or consent to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of his properties; or such a custodian, receiver, trustee or liquidator or other court appointed fiduciary shall be appointed with or without the consent of Payor; or Payor is generally not paying his debts as they become due by means of available assets or is insolvent, or makes a general assignment for the benefits of creditors; or Payor files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or within sixty days after the commencement of any proceeding against Payor seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the U.S. Bankruptcy Code or any comparable state law or any successor law, the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of Payor, as the case may be, or of all or any substantial part of his properties, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within sixty (60) days after the expiration of any such stay, such order or appointment shall not have been vacated;

                  then, and in any such event, the entire amount of the obligations hereunder shall be immediately due and payable without any action by Holder and the rate of interest on this Note shall be immediately increased as set forth in Section 8 below. Holder may also exercise any other rights and remedies available to it at law or in equity. Holder's delay or failure to


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exercise any other available right or remedy shall not impair any such right or remedy, nor shall it be construed to be a forbearance or waiver. Upon Payor's repayment of all amounts owed under this Note, Payor shall be permitted to keep the Shares. Payor may also use the Shares, at Payor's option, to repay all or part of his obligations hereunder. In such event, each Share shall be valued at the closing sale price of a share of the Holder's Common Stock on NASDAQ on the last trading date prior to the date the Payor is required to make a payment under this Note, provided that if the Common Stock is not listed on NASDAQ on such date, then the Board of Directors, in its reasonable discretion, shall determine the value of each Share for such purpose.

                  Section 8. Default Rate. After the occurrence of an Event of Default and so long as the Event of Default is continuing, in addition to all other rights and remedies, the outstanding principal balance of this Note shall bear interest at the rate set forth above plus five percent (5 %) per annum, or such lesser rate which is the maximum rate of interest permitted by law.

                  Section 9. Collection Costs. If an Event of Default occurs and so long as the Event of Default is continuing, Payor shall pay Holder the reasonable attorneys' fees and costs incurred to collect the unpaid principal balance and interest owing on this Note and otherwise to enforce Holder's rights and remedies under this Note.

                  Section 10. No Waiver; Remedies Cumulative. No failure or delay in exercising any right or remedy hereunder operates as a waiver thereof. No single or partial exercise of any right or remedy hereunder precludes any other or further exercise of any right or remedy hereunder. Except as expressly provided herein, the exercise of any right or remedy hereunder does not preclude the simultaneous or later exercise of any other rights or remedies available at law or in equity. No amendment or waiver of any provision of this Note, nor consent to any departure by Payor herefrom, shall in any event be effective unless the same shall be in writing and signed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                  Section 12. Headings. All headings in this Note are for convenience of reference only and do not affect the meaning of any provision.

                  Section 13. Partial Invalidity. If any term or provision of this Note is at any time held to be invalid by any court of competent jurisdiction, such invalidity shall not affect the remaining terms and provisions of this Note, which shall continue to be in full force and effect.

                  Section 14. Waivers. Payor hereby waives presentment, demand for payment, protest, notice of protest and notice of dishonor of this Note.

                  Section 15. Successors and Assigns. This Note shall be binding on Payor and his heirs, administrators, successors and assigns and shall inure to the benefit of Holder and its

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successors and assigns. The term "Holder" in this Note shall refer to the person originally holding this Note or to any other future holder of this Note.

                  IN WITNESS WHEREOF, Payor has caused this Note to be duly executed as of the date first written above.


                                    /s/Brendan Keating
                                    ------------------------------------------
                                    Brendan Keating



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